UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 5, 2011 (December 31, 2010)

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 — Completion of Acquisition or Disposition of Assets

On December 31, 2010, Protective Life Insurance Company (“Protective Life”, “we” or “our”), completed the acquisition contemplated by the stock purchase agreement previously reported in our Current Report on Form 8-K dated September 17, 2010.  Pursuant to that agreement with Torchmark Corporation (“Torchmark”) and its wholly-owned subsidiaries, Liberty National Life Insurance Company (“Liberty National”) and United Investors Life Insurance Company (“United Investors”), Protective Life purchased from Liberty National the stock of United Investors.  The aggregate purchase price for United Investors was $342.9 million, including $156.9 million of adjusted statutory capital and surplus. The purchase price is also subject to post-closing adjustment payments from Liberty National or Protective Life, as the case may be, to reflect the final adjusted book value of United Investors.  This description of the stock purchase agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, which was filed as Exhibit 2.01 to our current Report on Form 8-K dated September 17, 2010, and is incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired.

The Audited Financial Statements of United Investors for the year ended December 31, 2009 and the Unaudited Financial Statements of United Investors for the quarters ended September 30, 2009 and September 30, 2010 will be filed as an Exhibit to a Current Report on Form 8-K within seventy-one (71) days of the date hereof.

(b)          Pro Forma Financial Information.

The Unaudited Pro Forma Condensed Financial Information of Protective Life, giving effect to the acquisition of United Investors, will be filed as an Exhibit to a Current Report on Form 8-K within seventy-one (71) days of the date hereof.

(d)          Exhibits

Exhibit No.

2.01   — Stock Purchase Agreement By and Among Protective Life Insurance Company, United Investors Life Insurance Company, Liberty National Life Insurance Company and Torchmark Corporation dated as of September 13, 2010, incorporated by reference to Exhibit 2.01 of Protective’s Current Report on Form 8-K dated September 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

/s/Steven G. Walker
Steven G. Walker
Senior Vice President, Controller
and Chief Accounting Officer

Dated:                                     January 5, 2011